Exhibit 4.3




         --------------------------------------------------------------


                               AVON PRODUCTS, INC.
                                    as Issuer

                                       AND



                            THE CHASE MANHATTAN BANK
                                   as Trustee

                             -----------------------


                                    Indenture

                            Dated as of May 11, 1998

                             -----------------------



                                  $100,000,000

                  6.25% Putable/Callable Notes due May 1, 2018,
                          Putable/Callable May 1, 2003


        ---------------------------------------------------------------

                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


     Trust Indenture                                              Indenture
       Act Section                                                 Section
    ----------------                                             -----------
       ss. 310(a)(1)       .....................................  6.09
              (a)(2)       .....................................  6.09
              (a)(3)       .....................................  Not Applicable
              (a)(4)       .....................................  Not Applicable
                 (b)       .....................................  6.08
                                                                  6.10
          ss. 311(a)       .....................................  6.13
                 (b)       .....................................  6.13
          ss. 312(a)       .....................................  7.01
                                                                  7.02(a)
                 (b)       .....................................  7.02(b)
                 (c)       .....................................  7.02(c)
          ss. 313(a)       .....................................  7.03(a)
                 (b)       .....................................  7.03(a)
                 (c)       .....................................  7.03(a)
                 (d)       .....................................  7.03(b)
          ss. 314(a)       .....................................  7.04
                 (b)       .....................................  Not Applicable
              (c)(1)       .....................................  1.02
              (c)(2)       .....................................  1.02
              (c)(3)       .....................................  Not Applicable
                 (d)       .....................................  Not Applicable
                 (e)       .....................................  1.02
          ss. 315(a)       .....................................  6.01
                 (b)       .....................................  6.02
                 (c)       .....................................  6.01
                 (d)       .....................................  6.01
                 (e)       .....................................  5.14
    ss. 3l6(a)(1)(A)       .....................................  5.12

---------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

           (a)(l)(B)       .....................................  5.13
              (a)(2)       .....................................  Not Applicable
                 (b)       .....................................  5.08
                 (c)       .....................................  1.04(c)
       ss. 3l7(a)(1)       .....................................  5.03
              (a)(2)       .....................................  5.04
                 (b)       .....................................  10.03
          ss. 318(a)       .....................................  1.07

----------------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                  -------------


                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.         Definitions.............................................1
SECTION 1.02.         Compliance Certificates and Opinions....................12
SECTION 1.03.         Form of Documents Delivered to Trustee..................12
SECTION 1.04.         Acts of Holders; Record Dates...........................13
SECTION 1.05.         Notices, Etc., to Trustee, Company and Callholder.......14
SECTION 1.06.         Notice to Holders; Waiver...............................15
SECTION 1.07.         Conflict with Trust Indenture Act.......................16
SECTION 1.08.         Effect of Headings and Table of Contents................16
SECTION 1.09.         Successors and Assigns..................................16
SECTION 1.10.         Separability Clause.....................................16
SECTION 1.11.         Benefits of Indenture...................................16
SECTION 1.12.         Governing Law...........................................16
SECTION 1.13.         Legal Holidays..........................................16

                                    ARTICLE 2
                                 SECURITY FORMS

SECTION 2.01.         Forms Generally.........................................17
SECTION 2.02.         Form of Face of Security................................17
SECTION 2.03.         Form of Reverse of Security.............................20
SECTION 2.04.         Form of Trustee's Certificate of Authentication.........26
SECTION 2.05.         Legend on Restricted Securities.........................26

                                    ARTICLE 3
                                 THE SECURITIES

SECTION 3.01.         Title and Terms.........................................26
SECTION 3.02.         Denominations...........................................27
SECTION 3.03.         Execution, Authentication, Delivery and Dating..........27
SECTION 3.04.         Temporary Securities....................................28
SECTION 3.05.         Registration; Registration of Transfer and Exchange;
                           Restrictions on Transfer...........................29
SECTION 3.06.         Mutilated, Destroyed, Lost and Stolen Securities........31

SECTION 3.07.         Payment of Interest; Interest Rights Preserved..........31
SECTION 3.08.         Persons Deemed Owners...................................33
SECTION 3.09.         Book-entry Provisions for Global Securities.............33
SECTION 3.10.         Cancellation............................................35
SECTION 3.11.         Computation of Interest.................................35
SECTION 3.12.         Special Transfer Provisions.............................35

                                    ARTICLE 4
                           SATISFACTION AND DISCHARGE

SECTION 4.01.         Satisfaction and Discharge of Indenture.................36
SECTION 4.02.         Application of Trust Money..............................38

                                    ARTICLE 5
                                    REMEDIES

SECTION 5.01.         Events of Default.......................................38
SECTION 5.02.         Acceleration of Maturity; Rescission and Annulment......40
SECTION 5.03.         Collection of lndebtedness and Suits for Enforcement by
                           Trustee............................................41
SECTION 5.04.         Trustee May File Proofs of Claim........................41
SECTION 5.05.         Trustee May Enforce Claims Without Possession of
                           Securities.........................................42
SECTION 5.06.         Application of Money Collected..........................42
SECTION 5.07.         Limitation on Suits.....................................43
SECTION 5.08.         Unconditional Right of Holders to Receive Principal and
                           Interest...........................................43
SECTION 5.09.         Restoration of Rights and Remedies......................43
SECTION 5.10.         Rights and Remedies Cumulative..........................44
SECTION 5.11.         Delay or Omission Not Waiver............................44
SECTION 5.12.         Control by Holders......................................44
SECTION 5.13.         Waiver of Past Defaults.................................44
SECTION 5.14.         Undertaking for Costs...................................45
SECTION 5.15.         Waiver of Stay or Extension Laws........................45
SECTION 5.16.         Notice to the Callholder of an Event of Default.........45

                                    ARTICLE 6
                                   THE TRUSTEE

SECTION 6.01.         Certain Duties and Responsibilities.....................46
SECTION 6.02.         Notice of Defaults......................................46
SECTION 6.03.         Certain Rights of Trustee...............................46
SECTION 6.04.         Not Responsible for Recitals............................47
SECTION 6.05.         May Hold Securities.....................................48
SECTION 6.06.         Money Held in Trust.....................................48
SECTION 6.07.         Compensation and Reimbursement..........................48
SECTION 6.08.         Disqualification; Conflicting Interests.................49
SECTION 6.09.         Corporate Trustee Required; Eligibility.................49
SECTION 6.10.         Resignation and Removal; Appointment of Successor.......49
SECTION 6.11.         Acceptance of Appointment by Successor..................50
SECTION 6.12.         Merger, Conversion, Consolidation or Succession to
                           Business...........................................51
SECTION 6.13.         Preferential Collection of Claims Against...............51

                                    ARTICLE 7
                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 7.01.         Company to Furnish Trustee Names and Addresses of
                           Holders............................................51
SECTION 7.02.         Preservation of Information; Communications to Holders..52
SECTION 7.03.         Reports by Trustee......................................52
SECTION 7.04.         Reports by Company......................................53

                                    ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01.         Company May Consolidate, Etc., Only on Certain Terms....53
SECTION 8.02.         Successor Substituted...................................54

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURE

SECTION 9.01.         Supplemental Indentures Without Consent of Holders......54

SECTION 9.02.         Supplemental Indentures with Consent of Holders.........55
SECTION 9.03.         Execution of Supplemental Indentures....................56
SECTION 9.04.         Effect of Supplemental Indentures.......................56
SECTION 9.05.         Conformity with Trust Indenture Act.....................56
SECTION 9.06.         Reference in Securities to Supplemental Indentures......56

                                   ARTICLE 10
                                    COVENANTS

SECTION 10.01.        Payment of Principal and Interest.......................57
SECTION 10.02.        Maintenance of Office or Agency.........................57
SECTION 10.03.        Money for Security Payments to Be Held in Trust.........57
SECTION 10.04.        Statement by Officers as to Default.....................58
SECTION 10.05.        Existence...............................................59
SECTION 10.06.        Liens...................................................59
SECTION 10.07.        Limitation on Restricted Sale/Leaseback Transactions....59
SECTION 10.08.        Reports and Delivery of Certain Information.............59
SECTION 10.09.        Resale of Certain Securities............................60
SECTION 10.10.        Book-Entry System.......................................60
SECTION 10.11.        Waiver of Certain Covenants.............................60

                                   ARTICLE 11
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 11.01.        Company's Option to Effect Defeasance or Covenant
                           Defeasance.........................................61
SECTION 11.02.        Defeasance and Discharge................................61
SECTION 11.03.        Covenant Defeasance.....................................61
SECTION 11.04.        Conditions to Defeasance or Covenant Defeasance.........62
SECTION 11.05.        Deposited Money and U.S. Government Obligations to Be Held
                           in Trust; Miscellaneous Provisions.................64
SECTION 11.06.        Reinstatement...........................................65

                                   ARTICLE 12
                              CALL AND PUT OPTIONS

SECTION 12.01.        Call Option.............................................65

SECTION 12.02.        Put Option..............................................68
SECTION 12.03.        Calculation Agent.......................................68
SECTION 12.04.        Coupon Reset Process....................................70
SECTION 12.05.        The Company as Callholder...............................73
SECTION 12.06.        Third Party Beneficiaries...............................73

         INDENTURE, dated as of May 11, 1998, between AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York, as Issuer (herein called the "Company"), having its principal office at 1345 Avenue of the Americas, New York, New York 10105-0196, and THE CHASE MANHATTAN BANK, a banking corporation duly organized under the laws of the State of New York, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 6.25% Putable/Callable Notes due May 1, 2018, Putable/Callable May 1, 2003 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

              NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                    (1) the terms defined in this Article have the meanings
               assigned to them in this Article and include the plural as well as the singular;

                    (2) all other terms used herein which are defined in the
               Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                    (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                    (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Attributable Debt", in respect to any Sale/Leaseback Transaction, means, as of any time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such Sale/Leaseback Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent awards) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Bid" has the meaning specified in Section 12.04(a).

         "Bid Date" has the meaning specified in Section 12.04(a).

         "Bid Deadline" has the meaning specified in Section 12.04(a).

         "Board of Directors" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

         "Calculation Agent" has the meaning specified in Section 12.03(a).

         "Callholder" has the meaning specified in Section 12.01(a).

         "Call Notice" has the meaning specified in Section 12.01(b).

         "Call Option" has the meaning specified in Section 12.01(a).

         "Call Price" means a price equal to 100% of the principal amount of the Securities.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice

Chairman of the Board, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Net Tangible Assets" means (a) the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on the most recent audited annual consolidated balance sheet of the Company and its consolidated Subsidiaries after deducting therefrom, without duplication, the sum of (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 450 West 33rd Street, New York, NY 10001-2697, Attention: Global Trust Services.

         "corporation" means a corporation, association, company, joint-stock company or business trust.

         "Coupon Reset Date" means May 1, 2003.

         "Coupon Reset Process" has the meaning specified in Section 12.04(a).

         "Coupon Reset Rate" has the meaning specified in Section 12.04(a).

         "Credit Agreement" means the Amended and Restated $600,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of August 8, 1996, among the Company, Avon Capital Corporation, the Lenders and Co-Agents named therein and The Chase Manhattan Bank, as Administrative Agent.

         "Dealer" has the meaning specified in Section 12.04(a).

         "Dealer List" has the meaning specified in Section 12.04(a).

         "Default" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.07.

         "Defeasance" has the meaning specified in Section 11.02.

         "Depositary" means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Event of Default" has the meaning specified in Section 5.01.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Final Maturity Date" means May 1, 2018.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

         "Global Security" means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance of any security interest existing on property owned by such Person, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by such Person as lessee which is reflected in such Person's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of Indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on such Person's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Initial Purchasers" means UBS Securities LLC, BancAmerica Robertson Stephens, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

         "Issue Date" means the date the Securities are originally issued under this Indenture.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Market Disruption Event" means any of the following in the reasonable judgment of the Calculation Agent and the Company: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities; (iii) a material adverse change in the existing financial, political or economic conditions in the United States; (iv) an outbreak or escalation of major hostilities involving the United States, or the declaration of a national emergency or war by the United States; or (v) a material disruption of the U.S. government securities market, U.S. corporate bond market, or U.S. federal wire system.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by exercise of the Put Option, declaration of acceleration or otherwise.

         "Offering Memorandum" means the Offering Memorandum dated May 6, 1998, offering the Securities for sale as provided therein.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                    (i) Securities theretofore cancelled by the Trustee or
               delivered to the Trustee for cancellation;

                    (ii) Securities for whose payment money in the necessary
               amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

                    (iii) Securities which have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such

                    Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

         "Permitted Liens" means any of the following: (a) Liens on any Principal Property acquired by the Company or a Subsidiary after the date of this Indenture to secure or provide for the payment or financing of all or any part of the purchase price thereof or construction of fixed improvements thereon (prior to, at the time of or within 180 days after the latest of the acquisition, completion of construction or commencement of commercial operation thereof); (b) Liens on any shares of stock or Principal Property acquired by the Company or a Subsidiary after the date of this Indenture existing at the time of such acquisition; (c) Liens on any shares of stock or Principal Property of a corporation which is merged into or consolidated with the Company or a Subsidiary or substantially all of the assets of which are acquired by the Company or a Subsidiary; (d) Liens securing Indebtedness of a Subsidiary owing to the Company or another Subsidiary; (e) Liens existing on the date of this Indenture; (f) Liens on any Principal Property being constructed or improved securing loans to finance such construction or improvements; (g) Liens in favor of governmental bodies of the United States or any State thereof or any other country or political subdivision thereof to secure partial, progress or advance payments pursuant to any contract or statute, or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens; (h) Liens securing taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith; (i) Liens arising by reason of deposits necessary to qualify the Company or any Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law; and
(j) extensions, renewals or replacement of Liens referred to in the foregoing clauses provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Principal Property" means any manufacturing plant, testing or research and development facility, distribution facility, processing plant or warehouse (including, without limitation, land, fixtures and equipment), owned or leased by the Company or any Subsidiary (including any of the foregoing acquired or leased after the date of this Indenture) and located within the United States of America, its territories and possessions, unless the Board of Directors of the Company determines in good faith that such plant or facility is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.

         "Purchase Agreement" means the Purchase Agreement dated May 6, 1998 entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.

         "Purchase Price" has the meaning specified in Section 12.04(a).

         "Put Option" has the meaning specified in Section 12.02(a).

         "Put Redemption Price" has the meaning specified in Section 12.02(a).

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule l44A.

         "Reasonable Cause" has the meaning specified in Section 12.03(e).

         "Regular Record Date" for the interest payable on any Interest Payment Date means the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

         "Responsible Officer" means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "Restricted Global Security" means a Global Security representing Restricted Securities.

         "Restricted Sale/Leaseback Transaction" means any Sale/Leaseback Transaction entered into by the Company or any Subsidiary after the date of this Indenture, except: (i) Sale/Leaseback Transactions entered into by and between the Company or a Subsidiary and one or more Subsidiaries of the Company; (ii) Sale/Leaseback Transactions as to which, during the period commencing 60 days prior to and ending 120 days after entering into such Sale/Leaseback Transaction, the Company or a Subsidiary applies an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction to the acquisition, directly or indirectly and in whole or in part, of one or more Principal Properties or to the retirement of long-term Indebtedness (other than mandatory prepayment or retirement) of the Company or any Subsidiary; and (iii) Sale/Leaseback Transactions involving the taking back of a lease for a period of three years or less.

         "Restricted Securities" has the meaning specified in Section 2.05.

         "Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "Rule l44A" means Rule l44A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "Sale/Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby the Company or any Subsidiary shall sell or transfer any Principal Property whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such Principal Property or any part thereof which the Company or such Subsidiary, as the case may be, intends to use for substantially the same purpose as the Principal Property being sold or transferred.

         "Secured Debt" has the meaning specified in Section 10.06.

         "Securities" has the meaning specified in the first paragraph of the Recitals of the Company.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Securities Premium" has the meaning specified in Section 12.04(a).

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

         "Selected Bid" has the meaning specified in Section 12.04(a).

         "Special Record Date" for the payment of Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

         "Stated Maturity", when used with respect to the Securities or any installment of interest thereon, means the date specified in the Securities as the fixed date on which the principal thereof or such installment of interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Treasury Rate" has the meaning specified in Section 12.04(a).

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unrestricted Global Security" means a Global Security representing Securities which are not Restricted Securities.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Yield to Maturity" has the meaning specified in Section 12.04(a).

         SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (1) a statement that each individual signing such
               certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                    (2) a brief statement as to the nature and scope of the
               examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of each such
               individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d) The ownership of Securities shall be proved by the Security
Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         SECTION 1.05. Notices, Etc., to Trustee, Company and Callholder. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                    (1) the Trustee by any Holder or by the Company shall be
               sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Global Trust Services,

                    (2) the Company by the Trustee or by any Holder shall be
               sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Treasurer.

                    (3) the Callholder by the Company shall be sufficient for
               every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Callholder addressed to it at the address below:

                         Union Bank of Switzerland
                                 London Branch,
                         100 Liverpool Street
                         London EC2M 2RH
                         England
                         Attention:        Derivative Legal Group
                                           DELG/Tania Salin
                         Telephone:        44-171-901-6309
                         Facsimile:        44-171-901-2898
                         Telex:            923333         UBSPDW G

         SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, the Callholder and the Calculation Agent, and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

                                   ARTICLE 2

                                 SECURITY FORMS

         SECTION 2.01. Forms Generally. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

         The Securities shall be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         SECTION 2.02. Form of Face of Security. [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER

TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF) DTC, ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                               AVON PRODUCTS, INC.

                  6.25% Putable/Callable Notes due May 1, 2018,
                          Putable/Callable May 1, 2003

CUSIP No. _____________________                                   $100,000,000

         Avon Products, Inc., a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of _________________________ Dollars [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on May 1, 2018, and to pay interest thereon from May 11, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year, commencing November 1, 1998 at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business
Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If this Security is a Global Security, then notwithstanding the foregoing, each such payment will be made in accordance with the procedures of the Depositary as then in effect.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, including those describing the Call Option and the Put Option, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                                      AVON PRODUCTS, INC.

                                                      By_______________________
Attest:
---------------------------------

         SECTION 2.03. Form of Reverse of Security. This Security is one of a duly authorized issue of Securities of the Company designated as its 6.25% Putable/Callable Notes due May 1, 2018, Putable/Callable May 1, 2003 (herein called the "Securities"), limited in aggregate principal amount to $100 million, issued and to be issued under an Indenture, dated as of May 11, 1998 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities will bear interest, payable on each Interest Payment Date to holders of record on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date, at 6.25% per annum until May 1, 2003 (the "Coupon Reset Date"), whereupon (x) if all of the Securities are purchased on such date by the Callholder pursuant to its Call Option, the Securities shall bear interest from and including the Coupon Reset Date to, but excluding, May 1, 2018 (the "Final Maturity Date") at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described in the Indenture, or (y) the Securities shall be redeemed by the Company pursuant to the exercise of the Put Option by the Trustee on behalf of the Holders of the Securities.

         The Callholder may call the Securities (the "Call Option") by notifying the Trustee by 4:00 p.m., New York time, on the day that is fifteen calendar days prior to the Coupon Reset Date of its intention to purchase all, but not less than all, of the Securities at a price equal to 100% of the principal amount of the Securities on the Coupon Reset Date. If the Call Option terminates in accordance with the terms of the Indenture, then the Trustee is obliged, without any further action by any holder of Securities or any owner of any beneficial interest therein, to exercise on behalf of such Holders their right to require the Company to repurchase the Securities at a price equal to 100% of the principal amount of the Securities on the Coupon Reset Date (the "Put Option").

         Except for the exercise of the Call Option and/or the Put Option, the Securities are not redeemable prior to maturity and do not have the benefit of a sinking fund.

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

         [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule l44A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time, upon compliance with certain conditions set forth therein, of (i) the entire Indebtedness evidenced by this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities; provided that no amendment, modification or waiver of the Indenture which materially adversely affects the interests of the Callholder may be made without the Callholder's prior written consent. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

         If you want to assign this Security, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Security to:

================================================================================
                      (Print or type name, address and zip code and social security or tax ID number of assignee)

         and irrevocably appoint__________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

         Date: _________________       Signed:_____________________________

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee: _______________________________

         In connection with any transfer of this Security occurring prior to May 11, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

        (1)  [ ]        to the Company or a subsidiary thereof; or

        (2)  [ ]        pursuant to and in compliance with Rule l44A under the
                        Securities Act; or

        (3)  [ ]        outside the United States to a "foreign person" in
                        compliance with Rule 904 of Regulation S under the Securities Act; or

        (4)  [ ]        pursuant to the exemption from registration provided by
                        Rule 144 under the Securities Act; or

        (5)  [ ]        pursuant to an effective registration statement under
                        the Securities Act; or

        (6)  [ ]        pursuant to another available exemption from the
                        registration requirements of the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.12 of the Indenture shall have been satisfied.

         Date: _________________       Signed:_____________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Security)

         Signature Guarantee: _______________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule l44A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule l44A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

         Date: _________________       Signed:_____________________________]

         NOTICE: To be executed by an executive officer.

         SECTION 2.04. Form of Trustee's Certificate of Authentication.

         This is one of the Securities referred to in the within-mentioned Indenture.

                                               THE CHASE MANHATTAN BANK,
                                                                      as Trustee



                                                By______________________________
                                                              Authorized Officer

         SECTION 2.05. Legend on Restricted Securities. During the period beginning on May 11, 1998 and ending on the date two years from such date, any Security including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.05. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.05 and Section 3.12, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.

                                    ARTICLE 3

                                 THE SECURITIES

         SECTION 3.01. Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100 million, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06 or 9.06.

         The Securities shall be known and designated as the "6.25% Putable/Callable Notes due May 1, 2018, Putable/Callable May 1, 2003" of the Company. Their Stated Maturity shall be May 1, 2018, and they shall bear interest at the rate of 6.25% per annum, from May 11, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on May 1 and November 1, commencing November 1, 1998 until the Coupon Reset Date, whereupon (x) if the Notes are purchased by the Callholder pursuant to its Call Option on the Coupon Reset Date, the Notes shall bear interest from the Coupon Reset Date to the Final Maturity Date at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described in Section 12.04, payable semi-annually on May 1 and November 1,commencing on November 1, 2003, or (y) the Notes shall be redeemed by the Company pursuant to the exercise of the Put Option by the Trustee on behalf of the Holders of the Notes.

         The principal of and interest on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Except for the exercise of the Call Option or the Put Option, the Securities shall not be redeemable prior to maturity and shall not have the benefit of a sinking fund.

         The Securities shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated Indebtedness of the Company.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article Eleven and they shall be subject to an assignable Call Option and to a Put Option to be exercised under certain conditions by the Trustee for and on behalf of the Holders as provided in Article Twelve.

         SECTION 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $100,000 and any integral multiple of $l,000 above that amount.

         SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated and shall specify the amount of the Securities to be issued as a Global Security. The Trustee in accordance with such Company Order shall authenticate and deliver the Securities as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         SECTION 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 3.05. Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section
10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02 and 3.12).

         At the option of the Holder and subject to the other provisions of this
Section 3.05 and to Section 3.12, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

         Except as provided in the following sentence and in Section 3.12, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 9.06 not involving any transfer.

         (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this
Section 3.05(b) or Section 3.12. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

         The restrictions imposed by this Section 3.05 and Sections 2.02, 2.05 and 3.12 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement.

         As used in the preceding two paragraphs of this Section 3.05, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         (c) Neither the Trustee nor any of its agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

         SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indenmity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted
               Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 3.09. Book-entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

         (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for certificated Securities in accordance with the rules and procedures of the Depositary and the provisions of Section
3.12. In addition, certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in both such cases, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section
5.02 and the Trustee has requested that certificated Securities be issued or (C) the Company has decided to discontinue use of book-entry transfers through the Depositary (or a successor Depositary); provided that Holders of Securities in the form of permanent certificated Securities in registered form shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the Global Security.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Security Registrar shall (if one or more certificated Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more certificated Securities of like tenor and amount.

         (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.

         (e) Any certificated Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) shall, except if the requested transfer is after May 11, 2000, bear the legend regarding transfer restrictions applicable to the certificated Securities set forth on the face of the form of Security in Section 2.02.

         (f) The Holder of the Global Securities may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         SECTION 3.10. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and destroy all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall deliver certificates of destruction to the Company, all in accordance with its customary practices. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

         SECTION 3.11. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 3.12. Special Transfer Provisions. (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

                    (i) the Security Registrar shall register the transfer if
               such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule l44A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule l44A, and is aware that the sale to it is being made in reliance on Rule l44A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule l44A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule l44A; and

                    (ii) if the proposed transferee is an Agent Member, and the
               Securities to be transferred consist of certificated Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the certificated Securities to be transferred, and the Trustee shall cancel the certificated Securities so transferred.

         (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless (i) the requested transfer is after May 11, 2000 or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (c) General. By its acceptance of any Security bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

         The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                                   ARTICLE 4

                           SATISFACTION AND DISCHARGE

         SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1) either

                    (A) all Securities theretofore authenticated and delivered
               (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
               Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                    (B) all such Securities not theretofore delivered to the
               Trustee for cancellation

               (i) have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year,

               and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

         SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 5

                                    REMEDIES

         SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

               (2) default in the payment of the principal of any Security at its Maturity; or

               (3) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities, and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (4) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal (or premium, if any) of Indebtedness having an aggregate principal amount outstanding of at least $50 million when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 6.01 and 6.02, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder or from the holder of or trustee in respect of any such Indebtedness; or

               (5) the entry by a court having jurisdiction in the premises of
         (A) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than those specified in Sections 5.01(5) and 5.01(6)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

         Notwithstanding the foregoing, in the case of an Event of Default specified in Sections 5.01(5) or 5.01(6), all Outstanding Securities will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (A) all overdue interest on all Securities,

                    (B) the principal of any Securities which have become due
               otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07;

         and

         (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 5.03. Collection of lndebtedness and Suits for Enforcement by Trustee. The Company covenants that if

               (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion, subject to applicable law, proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee under
         Section 6.07; and

               SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

         SECTION 5.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 5.08. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

               (1) in the payment of the principal of or interest on any Security,
or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 5.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the maturity of such Security.

         SECTION 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.16. Notice to the Callholder of an Event of Default. The Company shall give prompt notice to the Callholder if an Event of Default shall have occurred.

                                   ARTICLE 6

                                   THE TRUSTEE

         SECTION 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 6.02. Notice of Defaults. The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of
Section 6.01:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be charged with knowledge of any Default or Event of Default (except as provided in Section 5.01(4)) with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities; and

         (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         SECTION 6.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         SECTION 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 6.07. Compensation and Reimbursement. The Company agrees

               (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities. Such Lien shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in Section 5.01(5) or 5.01(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.

         SECTION 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 6.10. Resignation and Removal; Appointment of Successor.(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

         (d) If at any time:

               (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Company Order may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring

Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         SECTION 6.13. Preferential Collection of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                   ARTICLE 7

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

         SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

         (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

         excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

         SECTION 7.02. Preservation of Information; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         SECTION 7.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than January 31, in each calendar year, commencing in January, 1999.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

         SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE 8

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

               (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

               (2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article.

         SECTION 8.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 9

                             SUPPLEMENTAL INDENTURE

         SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders or the Callholder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

               (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

               (3) to add any additional Events of Default for the benefit of the Holders; or

               (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture;

         provided that such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders or the rights of the Callholder hereunder in any material respect.

         SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

               (1) change the Stated Maturity of the principal of, or any instalment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

               (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

               (3) modify any of the provisions of this Section, Section 5.13 or
         Section 10.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

provided, further, that no such supplemental indenture shall modify, amend or eliminate any provision in a way which materially adversely affects the interest of the Callholder without the prior written consent of the Callholder.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE 10

                                    COVENANTS

         SECTION 10.01. Payment of Principal and Interest. The Company shall duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

         SECTION 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 10.03. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

         SECTION 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 10.05. Existence. Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 10.06. Liens. The Company shall not, and shall not permit any Subsidiary to issue, assume, incur or guarantee any Indebtedness secured by a Lien, except Permitted Liens, on any Principal Property or any shares of Capital Stock of any Subsidiary ("Secured Debt"), without at the same time effectively providing that the Securities shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such Indebtedness is so secured, unless after giving effect thereto, the aggregate amount of Secured Debt, together with all Attributable Debt of the Company and its Subsidiaries in respect of Restricted Sale/Leaseback Transactions would not exceed 20% of Consolidated Net Tangible Assets.

         SECTION 10.07. Limitation on Restricted Sale/Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into, assume, guarantee or otherwise become liable with respect to any Restricted Sale/Leaseback Transaction, unless after giving effect thereto the aggregate amount of Attributable Debt of the Company and its Subsidiaries in respect of Restricted Sale/Leaseback Transactions, together (without duplication) with all Secured Debt then outstanding, would not exceed 20% of Consolidated Net Tangible Assets.

         SECTION 10.08. Reports and Delivery of Certain Information. Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of the Securities (i) all quarterly and annual financial information that is substantially equivalent to that which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that are substantially equivalent to that which would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. So long as any of the Securities remain Outstanding, the Company shall make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Securities pursuant to an effective registration statement under the Securities Act.

         SECTION 10.09. Resale of Certain Securities. During the period beginning on the Issue Date and ending on the date that is two years from the Issue Date, the Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

         SECTION 10.10. Book-Entry System. If the Securities cease to trade in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.

         SECTION 10.11. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.06 and 10.07 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either Waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE 11

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 11.01. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may elect, at its option at any time, to have Section
11.02 or Section 11.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

         SECTION 11.02. Defeasance and Discharge. Upon the Company's exercise of its option (if any) to have this Section applied to the Outstanding Securities, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 11.04 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 11.04 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06,
10.02 and 10.03, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to the Outstanding Securities notwithstanding the prior exercise of its option (if any) to have Section 11.03 applied to such Securities.

         SECTION 11.03. Covenant Defeasance. Upon the Company's exercise of its option (if any) to have this Section applied to any Securities, (1) the Company shall be released from its obligations under Sections 10.06 through 10.08, inclusive and (2) the occurrence of any event specified in Sections 5.01(3) (with respect to any of Sections 10.06 through 10.08, inclusive) or 5.01(4) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 11.04 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section

(to the extent so specified in the case of Section 5.01(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

         SECTION 11.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 11.02 or Section
11.03 to the then Outstanding Securities:

               (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S.

         Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

               (2) In the event of an election to have Section 11.02 apply to such Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

               (3) In the event of an election to have Section 11.03 apply to such Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

               (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that such Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

               (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(5) and 5.01(6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

               (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

               (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement




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


         or instrument to which the Company is a party or by which the Company is bound.

               (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

               (9) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

         SECTION 11.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 11.06, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section
11.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

         Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.04 with respect to the Outstanding Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.




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


         SECTION 11.06. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to the Outstanding Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 11.02 or
11.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to
Section 11.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

                                   ARTICLE 12

                              CALL AND PUT OPTIONS

         SECTION 12.01. Call Option. (a) The Company (or its successors or assigns) shall have the right to purchase the Securities from the Holders on the Coupon Reset Date, in whole but not in part (the "Call Option"), in exchange for an amount equal to the Call Price. The Company, as holder of the Call Option, or any Person to whom the Call Option is assigned in accordance with subsection (d) below, is referred to herein as the "Callholder".

         If the Callholder exercises its rights under the Call Option in accordance with Section 12.01(b) hereof, then

               (i) subject to Section 12.05, not later than 9:00 a.m., New York time, on the Business Day prior to the Coupon Reset Date, the Callholder shall deliver an amount equal to the Call Price in U.S. Dollars in immediately available funds to the Trustee for payment of the Call Price on the Coupon Reset Date;

               (ii) if the Callholder is not the Company, promptly upon delivery by the Callholder of the Call Price to the Trustee (and in no event later than 9:00 a.m. on the Business Day prior to the Coupon Reset
         Date), the Trustee shall notify the Company of such delivery of and receipt of the Call Price; and

               (iii) the Holders of the Securities shall be required to deliver the Securities to the Callholder against payment therefor on the Coupon Reset Date.

If the Call Option has not been exercised, or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee at or prior to 9:00 a.m., New York time, on the Business Day prior to the Coupon Reset Date, the Trustee shall give notice of such occurrence to the Company.

         (b) The Callholder must, in order to exercise its rights under the Call Option, deliver irrevocable, written notice (the "Call Notice") to the Company (unless the Company shall be the Callholder) and to the Trustee of its exercise of the Call Option prior to 4:00 p.m., New York time, on the day that is fifteen
(15) calendar days prior to the Coupon Reset Date. The Call Notice shall contain the requisite delivery details, including the identification of the Callholder's Depositary account. The Trustee shall send a copy of the Call Notice to the Holders of the Securities no later than the immediately succeeding Business Day. No Holder of Securities shall have any rights or claims against the Callholder as a result of the Callholder electing to purchase or not purchase the Securities.

         (c) If the Callholder elects to exercise the Call Option, the obligation of the Callholder to pay the Call Price and the corresponding obligation of the Trustee to deliver the Securities to the Callholder pursuant to exercise of the Call Option is subject to the following conditions precedent that, after the Call Notice is given:

               (i) (x) no Event of Default with respect to the Securities or (y) no (A) event of Default with respect to any senior indebtedness of the Company other than the Securities (as such event of default is defined in any notes, indenture, credit agreement, or other similar document relating to such senior indebtedness) which shall have resulted in such senior indebtedness becoming due and payable under such document before it would otherwise have been due and payable or (B) a default in making a payment on the due date thereof under documents relating to senior indebtedness (after giving effect to any applicable notice requirement or grace period) shall have occurred; provided that the aggregate amount relating to the events specified in clause (A) and (B) hereof is not less than $50,000,000;

               (ii) and until 9:00 a.m. New York time, on the Business Day prior to the Coupon Reset Date, no Market Disruption Event shall have occurred;




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


               (iii) at least three Dealers shall have provided timely Bids in the manner provided in Section 12.04 hereof;

               (iv) no legal defeasance or covenant defeasance with respect to the Securities shall have occurred; and

               (v) none of the Securities shall have been purchased by the Company.

         The Call Option will automatically and immediately terminate without any further action by the Callholder, Company or Trustee, and the Trustee will exercise the Put Option pursuant to Section 12.02 on behalf of the Holders, upon the occurrence of any one or more of the following events:

               (i) an Event of Default with respect to the Securities under
         Section 5.01(1), (2), (5) or (6) hereof;

               (ii) prior to 9:00 a.m. New York time on the Business Day prior to the Coupon Reset Date, a Market Disruption Event shall have occurred;

               (iii) after the Call Notice is given, at least three Dealers shall have failed to provide timely Bids in the manner provided in
         Section 12.04 hereof; and

               (iv) a legal defeasance or covenant defeasance with respect to the Securities shall have occurred.

         The Call Option will immediately terminate upon the election of the Callholder following the occurrence of any one or more of the following events:

               (i) an Event of Default with respect to the Securities under
         Section 5.01(3) or (4) hereof;

               (ii) (A) an event of default with respect to any senior indebtedness of the Company other than the Notes (as such event of default is defined in any notes, indenture, credit agreement, or other similar document relating to such senior indebtedness) which shall have resulted in such senior indebtedness becoming due and payable under such document before it would otherwise have been due and payable or
         (B) a default in making a payment on the due date thereof under documents relating to senior indebtedness (after giving effect to any applicable notice requirement or grace period) shall have occurred; provided that the




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


         aggregate amount relating to the events specified in Clause (A) and (B) hereof is not less than $50,000,000; and

               (iii) any or all of the Securities shall have been purchased by the Company.

         The Company will promptly notify the Trustee in writing of any termination of the Call Option.

         (d) The Callholder may at any time assign its rights and obligations under the Call Option; provided that (i) such rights and obligations are assigned in whole and not in part, and (ii) such assigning Callholder provides the Company (unless the Company is a participant in the assignment) and the Trustee with written notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as the Callholder for all purposes hereunder. A Callholder may assign its rights under the Call Option without notice to, or consent of, the Holders of the Securities.

         SECTION 12.02. Put Option. (a) By its purchase of a Security, each Holder irrevocably agrees that if either (i) the Call Option has not been exercised, or (ii) the Callholder is not required, as set forth in Section 12.01(c), or fails to deliver the Call Price to the Trustee not later than 9:00 a.m., New York time, on the Business Day prior to the Coupon Reset Date, the Trustee shall, for and on behalf of the Holders of the Securities, have the right to require the Company to purchase the Securities, in whole but not in part, on the Coupon Reset Date (the "Put Option") at a purchase price equal to 100% of the aggregate principal amount thereof and accrued and unpaid interest thereon (the "Put Redemption Price"). The Trustee shall be required to exercise the Put Option, for and on behalf of the Holders, if the Call Option has not been exercised or in the event the Callholder is not required or fails to deliver the Call Price to the Trustee when due. If the Put Option is exercised, the Trustee shall promptly thereafter notify the Holders of the Securities that the Trustee, on behalf of the Holders, has exercised the Put Option.

         (b) If the Trustee exercises the Put Option, then the Company shall deliver the Put Redemption Price to the Trustee by no later than 12:30 p.m., New York time, on the Coupon Reset Date, and the Holders of the Securities shall be required to deliver the Securities to the Company against payment therefor on the Coupon Reset Date. No Holder of any Securities or any interest therein has the right to consent or object to the Trustee's exercise of the Put Option.

         SECTION 12.03. Calculation Agent. (a) The Company shall appoint a calculation agent with respect to the Securities (the "Calculation Agent") which




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


initially shall be UBS Securities LLC, as acknowledged in the letter attached hereto as Appendix A.

         (b) The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in such capacity in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of this Indenture shall be sufficient for purposes of this Indenture if such communication is in writing and signed by any officer or attorney-in-fact of the Company. The Calculation Agent may consult with counsel satisfactory to it, and the advice of such counsel shall constitute full and complete authorization and protection of such Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel.

         (c) The Calculation Agent, in its individual capacity, may, as if it were not the Calculation Agent, (i) buy, sell, hold and deal in Securities and may exercise any vote or join in any action which any Holder of Securities may be entitled to exercise or take or (ii) engage in any financial or other transaction with the Company or any of its Affiliates.

         (d) In acting in connection with the Securities, the Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein, and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by this Indenture. In acting under this Indenture, the Calculation Agent in its capacity as such does not assume any obligation towards, or any relationship of agency or trust for or with the Holders of the Securities.

         (e) The Calculation Agent may resign at any time as Calculation Agent, such resignation to be effective ten Business Days after the delivery to the Company and the Trustee of written notice of such resignation. In such case, the Company shall appoint a successor Calculation Agent. In addition, the Company may at any time remove the existing Calculation Agent and appoint a successor Calculation Agent if Reasonable Cause exists at such time by giving written notice to the existing Calculation Agent and the Trustee and specifying the date when the termination shall become effective. "Reasonable Cause" shall mean the failure or inability of the existing Calculation Agent to perform any obligations it may have hereunder for any reason.




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


         (f) Any successor Calculation Agent appointed by the Company pursuant to the provisions of subsection (e) shall execute and deliver to the predecessor Calculation Agent, the Company and the Trustee an instrument accepting such appointment and thereupon the successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the initial Calculation Agent, with like effect as if originally named as initial Calculation Agent hereunder, and the predecessor Calculation Agent shall thereupon be obligated to deliver, and the successor Calculation Agent shall be entitled to receive, copies of any available records maintained by the predecessor Calculation Agent in connection with the performance of its obligations hereunder. The Company shall notify the Trustee in writing upon any such appointment.

         (g) The Company shall indemnify and hold harmless the Calculation Agent and any successor thereof, and its officers and employees, from and against all actions, claims, damages, liabilities, losses and reasonable expenses (including reasonable legal fees and reasonable disbursements) relating to or arising out of actions or omissions of the Calculation Agent hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the bad faith, gross negligence or wilful misconduct of the Calculation Agent or its officers or employees. This subsection shall survive the termination of the Indenture and the payment in full of all obligations under the Securities, whether by redemption, repayment or otherwise.

         (h) Notwithstanding any other provision of this Indenture, the parties hereto acknowledge that (i) the rights and obligations of the Calculation Agent hereunder are those of the Calculation Agent and its legal successors, and accordingly that this Indenture will survive any merger of the Calculation Agent with an affiliate of Swiss Bank Corporation ("SBC") or Union Bank of Switzerland and (ii) Union Bank of Switzerland and its Affiliates may provide to SBC and its Affiliates information related to the transactions contemplated hereby or the other parties to such transactions for purposes related to the effectuation of the merger of Union Bank of Switzerland and SBC. Any entity into which the Calculation Agent may be merged, converted or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any entity to which the Calculation Agent may sell or otherwise transfer all or substantially all of its business, shall, to the extent permitted by applicable law, automatically succeed the Calculation Agent.

         SECTION 12.04. Coupon Reset Process. If the Callholder has exercised the Call Option, the Company and the Calculation Agent shall complete the following steps (the "Coupon Reset Process") in order to determine the interest rate ("Coupon Reset Rate") to be paid on the Securities from, and including the




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


Coupon Reset Date to, but excluding, the Final Maturity Date; provided that the Coupon Reset Process shall be discontinued if, at any time prior to and including 9:00 a.m., New York time, on the Business Day prior to the Coupon Reset Date, (i) an event shall have occurred following which the Callholder is not required to pay the Call Price pursuant to Section 12.01(c) hereof or (ii) the Call Option shall have terminated pursuant to Section 12.01(c) hereof. The Company and the Calculation Agent shall use reasonable efforts to cause the actions described below to be completed in a timely manner.

               (i) The Company shall provide the Calculation Agent with a list (a "Dealer List"), no later than seven Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers, one of which shall be UBS Securities LLC or its successor, from which it desires the Calculation Agent to obtain the Bids for the purchase of the Securities.

               (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer (a "Dealer") on the Dealer List (a) a copy of the Offering Memorandum, (b) a copy of the form of the Securities, (c) a written request that each Dealer submit a Bid to the Calculation Agent at 12:00 noon, New York time (the "Bid Deadline"), on the third Business Day prior to the Coupon Reset Date (the "Bid Date") and (d) an estimate of the Purchase Price (which shall be stated as a U.S. Dollar amount and be calculated by the Calculation Agent in accordance with clause (iii) below). "Bid" means an irrevocable written offer given by a Dealer for the purchase of the Securities at the Purchase Price (as defined herein), such purchase to settle on the Coupon Reset Date, and such Purchase Price shall be quoted by such Dealer as a stated yield to maturity on the Securities (the "Yield to Maturity").

               (iii) The purchase price to be paid for the Securities by a Dealer (the "Purchase Price") shall be equal to (x) the aggregate principal amount of the Securities plus (y) a premium (the "Securities Premium") which shall be equal to the excess, if any, on the Coupon Reset Date of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of the Final Maturity Date which has an interest rate of 5.69%, semiannual interest payments on each May 1 and November 1 commencing November 1, 2003, and a principal amount of $100,000,000, and which is discounted at a rate equal to the Treasury Rate over (B) $100,000,000.

         "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury Security




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


appearing on Telerate page 500, or any successor page, at 11:00 a.m., New York time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time or date, the rate appearing on GovPx End-of-Day Pricing at 3:00 p.m., New York time, on the Bid Date.

               (iv) Immediately after receiving the Bids on the Bid Date, the Calculation Agent shall provide written notice to the Company, setting forth (a) the names of each of the Dealers from whom the Calculation Agent received such Bids on the Bid Date, (b) the Bid submitted by each such Dealer and (c) the Purchase Price. Except as provided in the first paragraph of this Section 12.04, on the day that Bids are received by the Calculation Agent, the Calculation Agent shall select the Bid with the lowest Yield to Maturity (the "Selected Bid") from the Bids received by the Bid Deadline, provided, that at least three Bids are properly received in a timely manner, and establish the Coupon Reset Rate (the "Coupon Reset Rate") equal to the interest rate which would amortize the Securities Premium fully over the remaining term of the Securities at the Yield to Maturity indicated by the Selected Bid; provided, however, that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such Bid selected shall be the Selected Bid).

               (v) Immediately after calculating the Coupon Reset Rate, the Calculation Agent shall provide written notice to the Company and the Trustee, setting forth such Coupon Reset Rate.

               (vi) The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the Securities, effective from and including the Coupon Reset Date to, but not including, the Final Maturity Date, by delivery to the Trustee on or before the Coupon Reset Date of an Officer's Certificate setting forth such Coupon Reset Rate.

               (vii) The Callholder shall sell the Securities to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.





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


         SECTION 12.05. The Company as Callholder. If the Company becomes the Callholder subsequent to an exercise of the Call Option, the Company, so long as it shall be the Callholder,

         (a) shall have no obligation (i) to initiate, participate in or conclude, as the case may be, the Coupon Reset Process or (ii) to pay the Call Price by 9:00 a.m. on the Business Day prior to the Coupon Reset Date; and

         (b) if the Company does not pay the Call Price by 9:00 a.m. on the Business Day prior to the Coupon Reset Date, the Trustee shall exercise the Put Option pursuant to Section 12.02 on behalf of the Holders.

         SECTION 12.06. Third Party Beneficiaries. Each of the Callholder and the Calculation Agent shall be a third party beneficiary of this Indenture and may enforce the obligations of the Company and of the Trustee hereunder running in favor of the Callholder and the Calculation Agent, as applicable.

                        ---------------------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.




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


              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            AVON PRODUCTS, INC.



                                            By: /s/ Dennis Ling
                                               ---------------------------------
                                               Name:  Dennis Ling
                                               Title: Vice President & Treasurer



                                            THE CHASE MANHATTAN BANK



                                            By: /s/ Kathleen Perry
                                               ---------------------------------
                                               Name:  Kathleen Perry
                                               Title: Second Vice President

                                                           May 11, 1998

                                 Acknowledgment
                                 --------------


Avon Products, Inc.
1345 Avenue of the Americas
New York, NY 10105-0196
Attention: Treasurer

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001
Attention: Global Trust Services

Ladies and Gentlemen:

              Reference is made to the Indenture dated as of May 11, 1998 (the "Indenture") between Avon Products, Inc., a New York corporation, and The Chase Manhattan Bank, a banking corporation duly organized under the laws of the State of New York, as Trustee, in connection with the offering of $100,000,000 aggregate principal amount of 6.25% Putable/Callable Notes due May 1, 2018, Putable/Callable May 1, 2003. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

              The undersigned hereby acknowledges its obligations as Calculation Agent under Article 12 of the Indenture. The acknowledgment shall be binding upon any Persons who are successors to the Calculation Agent

                                            Very truly yours,



                                            UBS Securities LLC



                                            By: /s/ Bruce Wides
                                               ---------------------------------
                                               Name:  Bruce Wides
                                               Title: Managing Director

                                                                   Appendix B
                                                                   ----------

                Form of Put Notice to be Delivered by the Trustee
                 to the Company Upon Exercise of the Put Option
                 ----------------------------------------------

Avon Products, Inc.
1345 Avenue of the Americas
New York, New York 10105

Attention: Treasurer

              The Chase Manhattan Bank, as Trustee for Avon Products, Inc.'s $100 million aggregate principal amount of 6.25% Putable/Callable Notes due May 1, 2018, Putable/Callable May 1, 2003, issued under the Indenture dated as of May 11, 1998, (the "Indenture") hereby gives notice of exercise of the Put Option (as defined in the Indenture) pursuant to Section 12.02 of the Indenture.

                                          The Chase Manhattan Bank



                                          ________________________________
                                                  Authorized Officer




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